Exhibit 5

Gowling Lafleur Henderson LLP
Barristers & Solicitors
Patent & Trade Mark Agents

[GRAPHIC OMITTED]

Incorporating the practice of SMITH LYONS


                                  June 30, 2003

ATI Technologies Inc.
1 Commerce Valley Drive East
Markham, Ontario
L3T 7X6

Ladies and Gentlemen:

          We have acted as your Canadian counsel in connection with the preparation of a Registration Statement on Form S-8 to be filed with the United States Securities and Exchange Commission on or about June 30, 2003 (as such may thereafter be amended or supplemented, the "Registration Statement") relating to the registration by you of 10,000,000 Common Shares ("Common Shares") of ATI Technologies Inc., a corporation incorporated under the laws of the Province of Ontario ("ATI"), which may be issued in connection with options (the "Options") granted pursuant to the ATI Technologies Inc. Share Option Plan (the "Plan"), in the manner set forth in the Registration Statement, in addition to the 20,000,000 common shares previously registered on Form S-8 under the Securities Act of 1933, as amended (File Nos. 333-9576 and 333-13450).

          We have examined originals and copies, certified or identified to our satisfaction of: (i) the Registration Statement, (ii) ATI's Articles of Incorporation and By-Laws, in each case, as amended, (iii) certain resolutions of ATI's Board of Directors and (iv) such other proceedings, documents and records as we have deemed relevant or necessary as a basis for the opinions herein expressed. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified, conformed or photostatic copies or facsimiles thereof.

          Based and relying upon and subject to the foregoing, we are of the opinion that:

1. ATI has allotted and reserved the Common Shares to be issued and sold upon the exercise of the Options.

2. Upon the exercise of the Options and receipt by ATI of payment in full for the Common Shares, such Common Shares when sold as contemplated by the Plan will be duly and validly issued as fully paid and non-assessable.

          We are solicitors qualified to carry on the practice of law in the Province of Ontario, Canada only and we express no opinion as to any laws, or matters governed by any other laws, other than the laws of the Province of Ontario and the federal laws of Canada applicable therein. We consent to being named in the Registration Statement and the use of this opinion as an exhibit to the Registration Statement.
                                               Yours very truly,

                                               /s/ Gowling Lafleur Henderson LLP



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